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THE DEFINITIVE AGREEMENT FOR THE SHARE EXCHANGE & ACQUISITION OF NCM WIRELESS INC.

THIS DEFINITIVE AGREEMENT FOR A SHARE EXCHANGE (the "Agreement"), executed on *March 10 2014 by* and among OMEGA VENTURE CAPITAL LLC herein referenced as "OVC", A WHOLLY OWNED SUBSIDIARY OF OMEGA COMMERCIAL FINANCE CORPORATION, a Wyoming corporation herein referenced as "OMEGA", and NCM WIRELESS INC., a Florida corporation herein referenced as "NCM", and Asher Essebag herein referenced as the "MAJORITY SHAREHOLDER". The current managing members and MAJORITY SHAREHOLDER of NCM along with OMEGA and OVC are collectively referred to herein as the "PARTIES".

RECITALS

Whereas: OVC and the MAJORITY SHAREHOLDER upon signing of this Agreement shall complete a share exchange and purchase transaction pursuant to which OVC acquires 49% of the issued and outstanding common stock of NCM ("the Acquired NCM shares") in exchange for the issuance of two million (2,000,000) shares of OMEGA *Common Stock* ("the Acquired Omega Shares") to MAJORITY SHAREHOLDER.

Whereas: OMEGA trades under the ticker symbol ***(OTCQB: OCFN)*** and is a publicly traded and diversified financial holding company with its principal place of business in the United States. Our focus through our subsidiaries is primarily on originating, investing in, acquiring, and managing senior performing or nonperforming mortgage loans, commercial mortgage-backed securities, commercial real estate corporate debt and loans, and other related investments in the U.S.

Whereas: NCM is a private company and experienced Amazon merchant who has over 9 years of expertise in buying and selling cellular phones with distribution rights from Samsung through Amazons web portal, which generated $4.3-million in sales over a 12-month trailing period.

Whereas: Upon signing of this agreement OMEGA will commence with the implementation process of capitalizing the NCM operations up to $3-million, and NCM will support the weekly marketing campaign budget (i.e. Investment Relation Campaign) in the amount of Ten Thousand Dollars ($10,000) for a period not to exceed 8 weeks.

Whereas: The Share Exchange Acquisition Agreement shall become effective on the Effective Date, as provided in Section 1.5 below.

Whereas: The Board of Directors of OMEGA and the Board of Directors of NCM have each approved the proposed transaction.

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Whereas: The MAJORITY SHAREHOLDER is the owner of all of the issued and outstanding common stock, or majority equity interest of NCM.

Whereas: The terms of this Agreement shall remain strictly confidential and may not be disclosed or disseminated to the public at large or to any third party by press release or any other manner. Notwithstanding the foregoing OMEGA may issue a Press Release that does not identify the Seller or his company. This provision as to the confidentiality shall be binding. However, as a public company, Omega must follow regulatory disclosure procedures pursuant to an executed ("Agreement") therefore must abide by those sanctions resulting in an 8-k filing.

Whereas: The PARTIES, in consideration of the terms and conditions of this AGREEMENT, shall make certain representations, warranties and agreements in connection with the completion of this AGREEMENT.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the PARTIES hereby agree as follows:

ARTICLE I
THE EXCHANGE

1.1 <u>The Exchange.</u> MAJORITY SHAREHOLDER shall transfer the Acquired NCM Shares (which represent 49% minority interest of the issued and outstanding shares of NCM) to OVC in return for OVC transferring the Acquired Omega Shares (which represent Two Million shares of OMEGA restricted common stock) to MAJORITY SHAREHOLDER.

1.2 <u>The Closing(s):</u> The Closing) shall occur upon the signing of this Agreement and receipt of the Acquired Omega Shares in the name of MAJORITY SHAREHOLDER. totalling 2,000,000 shares.

1.3 <u>Capitalization Commitment:</u> OMEGA is committed to funding the NCM operations for the aggregate amount of up to $3-million in capital for the sole purpose of purchasing inventory of cellular mobile phones to sell through Amazon's web portal. OMEGA'S initial investment, which will occur pursuant to the Closing Date and commencement of the Marketing PR Campaign, will be no longer than 3 weeks in the minimum amount of $500,000.

1.4 <u>Closing Date and Closing Time.</u> Subject to the provisions of this Agreement, the parties shall hold the Closing (the "Closing Date") to be held on the soonest of (i) 10 days after the parties have executed this Agreement or (ii) such other date as the parties hereto may agree, at such time and place as the parties hereto may agree. If the Closing Date does not take place before ***<u>March 20th 2014</u>***, NCM may declare this agreement null and void.

1.5 <u>The Effective Date.</u> The Share Exchange & Acquisition Agreement shall become "Effective" immediately once the MAJORITY SHAREHOLDER is in receipt of the Acquired Omega Shares and which at such time the effectiveness is hereinafter called the "Effective Date."

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1.6 **Officers.** Asher Essebag is the current majority shareholder of NCM. Pursuant to the Closing Date OMEGA & existing management of NCM shall maintain the responsibilities for operating, managing, and administrating all compliance and regulatory requirements to maintain NCM's.

1.7 **Binding Agreement.** This Agreement constitutes a binding agreement or a final and definitive agreement as accepted by NCM and OVC and has been negotiated, fully executed, and delivered by both parties

1.8 **Marketing Campaign 8 Week Budget Cost:** Upon signing the PARTIES will implement a Marketing PR Campaign to promote the acquisition of NCM. NCM shall be responsible for $10,000 per week of the $20,000 weekly split budgeted cost, not to exceed eight (8) weeks. Within three (3) weeks from the commencement of the marketing campaign, OMEGA and OVC will make available up to $1-million in capital to NCM and the remaining capitalization per the aforementioned *Section 1.3* herein above in the aggregate amount of up to $3,000,000. In the event the Marketing Program does not successfully assist OMEGA in reaching a market share price target of at least $0.10 at the end of the 3rd week from the commencement of the Marketing PR Campaign, NCM at their sole discretion can receive a refund at their budgeted cost of thirty-thousand dollars ($30,000) and MAJORITY SHAREHOLDER will have the right to repurchase all of the Acquired NCM Shares conveyed to OVC for $1.00 and OVC will immediately effectuate the transfer.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 **Representations and Warranties of OMEGA.** OMEGA represents and warrants to the MAJORITY SHAREHOLDER the following:

(a) Organization, Standing and Power. OMEGA is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming, is a listed company on the Pink Sheets of United States of America, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary

(b) Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of OMEGA consists of unlimited shares of Common Stock with a par value of $0.01 per share, of which 335,810,900 shares are currently issued and outstanding, and 10,000,000 authorized shares of Preferred Stock with a par value of $5.00 per share, of which no shares are currently issued and outstanding. The Acquired Omega Shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of OMEGA approving such issuance, validly issued, fully paid and non-assessable, and not subject to pre-emptive rights. Except as otherwise specified herein, as of the date of the execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to

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purchase or otherwise acquire from OMEGA at any time, or upon the happening of any stated event, any shares of the capital stock of OMEGA whether or not presently issued or outstanding. OMEGA shall register the Acquired Omega Shares at its sole cost and expense, including, without limitation, providing an opinion of counsel on tradability and such Acquired Omega Shares shall be freely tradable within six (6) months from the Effective Date. In the event that the Acquired Omega Shares are not freely tradable within six (6) months from the Effective Date, MAJORITY SHREHOLDER shall have the right to repurchase all of the Acquired NCM Shares conveyed to OVC for $1.00, and OVC will immediately effectuate the transfer.

(c) Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of OMEGA will be delivered to NCM, prior to the Closing Date, and will be certified as true, correct and complete copies thereof. The minute book of OMEGA, which will be made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of OMEGA since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. OMEGA has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of OMEGA. No other corporate or shareholder proceedings on the part of OMEGA are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby, will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of OMEGA or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OMEGA which violation would have a material adverse effect on OMEGA taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to OMEGA in connection with the execution and delivery of this Agreement by OMEGA or the consummation by OMEGA of the transactions contemplated hereby.

(f) Books and Records. OMEGA will make available for inspection, prior to the Closing Date, by MAJORITY SHAREHOLDER upon reasonable request all the books of OMEGA relating to the business of OMEGA. Such books of OMEGA have been maintained in the ordinary course of business. All documents furnished or caused to be

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furnished to MAJORITY SHAREHOLDER by OMEGA are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. OMEGA is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

(h) SEC Filings. OMEGA's predecessor company filed a registration statement with the SEC under the Securities Act of 1934. Thereafter, OMEGA's predecessor company or OMEGA has filed all periodic reports required to be filed with the Securities Exchange Commission and, as of the date hereof, is current in its filing obligations.

(i) Financial Statements and Tax Returns. Copies of OMEGA's audited financial statements for the fiscal year ended December 31, 2011, its financial statements for the periods ending March 31, and June 30, 2012 can be obtained by NCM on the SEC website.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of OMEGA, threatened against or affecting OMEGA, or its Management or Officers, which is reasonably likely to have a material adverse effect on OMEGA, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against OMEGA having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Tax Returns. OMEGA has duly filed any tax reports and returns required to be filed by it and have fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon OMEGA.

2.2 Representations and Warranties of NCM. NCM represents and warrants to OMEGA as follows:

(a) Organization, Standing and Power. NCM is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of NCM consists of membership units, all of which are held by the Majority Shareholder. All of the issued and outstanding membership units of NCM were issued in compliance with all applicable securities laws, as applicable. Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from NCM at any time, or upon the happening of any stated event, any membership interests in the capital stock, or equity, of NCM. The common stock of NCM is not

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publically traded and NCM has no plans to take NCM public or to otherwise make the shares of NCM publically tradable.

(c) Certificate of Incorporation, Bylaws and Minute Books. The copies of the formation documents, including the Articles of Incorporation or equivalent and the other corporate documents of NCM are true, correct and complete copies thereof. The minute books or equivalent of NCM which are available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the Shareholder of NCM since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. MAJORITY SHAREHOLDER has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of MAJORITY SHAREHOLDER are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e) Conflict with Agreements; Approvals. Except as disclosed by NCM, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of NCM or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NCM or its properties or assets except for consent necessary for an accounting and navigating system. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to NCM in connection with the execution and delivery of this Agreement by MAJORITY SHAREHOLDER, or the consummation by MAJORITY SHAREHOLDER of the transactions contemplated hereby.

(f) Financial Statements. A copy of financial statements of NCM for the year ended December 31, 2010 and year-to-date for 2011 will be delivered to OMEGA before the Closing Date. OMEGA confirms that it has received the financial statements.

(g) Books and Records. NCM has made or will make available for inspection by OMEGA upon reasonable request all the books of account, relating to the business of NCM. Such books of account of NCM have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to OMEGA by NCM are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h) Compliance with Laws. NCM is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

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(i) Liabilities and Obligations. NCM has no material liabilities or obligations absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the NCM's financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of NCM threatened against or affecting NCM, or it's Management or Officers, which is reasonably likely to have a material adverse effect on NCM, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NCM having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Taxes. NCM has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and NCM has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. NCM knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(l) Licenses, Permits; Intellectual Property. NCM owns or possesses in the operation of its business all material authorizations, which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

2.3 Representations and Warranties of the Shareholder. By execution of this Agreement, each of the MAJORITY SHAREHOLDERS represents and warrants to OMEGA as follows, to the best of his knowledge and belief.

(a) Shares Free and Clear. The membership shares of NCM which he owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b) Unqualified Right to Transfer Shares. He has the unqualified right to sell, assign, and deliver the membership shares of NCM specified herein and, upon consummation of the transactions contemplated by this Agreement, OMEGA will acquire good and valid title to such membership shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c) Agreement and Transaction Duly Authorized. He or she is authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such MAJORITY SHAREHOLDER is a party or by which such MAJORITY SHAREHOLDER is bound.

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ARTICLE III
GENERAL PROVISIONS

3.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of three years from the date of this Agreement.

3.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to:

Omega Commercial Finance Corp.
1000 5th Street, Suite 200
Miami Beach, Florida 3313

(b) If to:

NCM Group Inc.
22198 FRESNO TER
BOCA RATON FL 33433-4105

(c) If to the MAJORITY SHAREHOLDER

Asher Essebag
2198 FRESNO TER
BOCA RATON FL 33433-4105

3.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

3.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become binding and effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

3.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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3.6 Governing Law and Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles or conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Florida State or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

3.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

3.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

3.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

3.10 Conversion of NCM. NCM has applied with the Secretary of State to convert from a corporation to a limited liability company. Upon approval of such conversion, all references herein to shares of NCM shall mean units.

IN WITNESS WHEREOF this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above. (Please refer to the signed page)

NCM Group Inc.

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Asher Essebag, Majority Shareholder
Date: 03/ 10 /***2014***

OMEGA COMMERCIAL FINANCE CORP.

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Jon S. Cummings IV, President
Date: / /2014

OMEGA VENTURE CAPITAL LLC

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Eran Danino, President & Managing Member